Exhibit 99.1

405 S 8th Street #201, Boise, ID 83702

NEWS RELEASE

October 28, 2022

U.S. Forest Service Chooses Perpetua Resources’ Proposed Stibnite Gold Project as Preferred Alternative

Supplemental Draft Environmental Impact Statement published for 75-day public review and comment.

Perpetua’s Proposed Action includes improvements that are responsive to public input and designed to improve environmental outcomes.

Perpetua Resources is positioned to provide the only U.S. mined source of antimony, ending reliance on China and Russia for the critical mineral essential to national defense and clean energy transition.

BOISE, ID – Perpetua Resources Corp. (Nasdaq: PPTA / TSX: PPTA) (“Perpetua Resources” or “Perpetua” or “the Company”) announced today that the United States Forest Service (“USFS”) has released the Supplemental Draft Environmental Impact Statement (“SDEIS”) on the Stibnite Gold Project (“Project”) for public comment and has identified Perpetua’s proposed action, the “Modified Mine Plan,” as the Preferred Alternative. Identification of the Preferred Alternative by the USFS is a major milestone in the advancement of the Project and provides clarity for the remainder of the National Environmental Policy Act (“NEPA”) process.

“The Stibnite Gold Project is one step closer to restoring an abandoned mine site, providing hundreds of family-wage jobs for Idahoans, producing the only domestic mined source of antimony to protect our national security, and supporting America’s clean energy transition,” said Laurel Sayer, President and CEO of Perpetua Resources. “Perpetua submitted an initial plan of restoration and operations six years ago and our team has worked tirelessly to develop a responsible, modern mining project that can have a positive impact on Idaho and our nation. We have listened to community feedback and the process has made our plan even better.”

Thorough Permitting Process Improved Project:

In response to public and agency feedback on the Draft Environmental Impact Statement (“DEIS”) released by the USFS in August 2020, Perpetua proposed modifications to the mine plan analyzed in Alternative 2 in the DEIS and submitted a Modified Mine Plan to the USFS in December 2020. The Modified Mine Plan included refinements to reduce the project footprint, improve water quality, and lower water temperature. The USFS chose to advance this modified project design to an SDEIS to further evaluate the project refinements and compare the Company’s proposed site access via Burntlog Route to an alternative option using current roads. Perpetua’s design improvements in the Modified Mine Plan included:

•	Decreased on-site disturbance footprint, a 13% reduction from 2016 design
•	Reduced mined material by 10% (44 million tons)
•	Eliminated waste rock storage areas (168 acres)
•	Reduced volume of Hangar Flats pit by 70% and completely backfilled pit
•	Added extra geosynthetic covers to protect long-term water quality
•	Increased riparian vegetation and low flow channels to reduce water temperature
•	Developed additional habitat feature to replace bull trout habitat
•	Modified ore processing circuit to improve tailings chemistry

Stibnite Gold Project Designed with Solutions in Mind:

The Stibnite Gold Project is designed to restore the legacy environmental conditions at the abandoned mine site while responsibly redeveloping one of the highest-grade, open pit gold resources in the United States and become the only domestically mined source of the critical mineral antimony, which is essential to the national defense and energy sectors.

The Project plans to address the long-standing environmental issues plaguing the historic mine site. Unconstrained tailings and mine waste left behind from over a century of mining activity have increased metal levels in the ground and surface water at Stibnite and salmon have been blocked from native spawning grounds for more than 80 years. Perpetua’s efforts to combine mineral redevelopment with legacy restoration are expected to improve water quality over existing conditions, leave the river with enhanced habitat, open miles of perennial habitat for salmon, and increase the number of wetland acres on site today.

The Project is expected to produce gold and the critical mineral antimony. The United States Government has made clear that securing a domestic antimony supply is strategically important to our national interests. Today, China, Russia, and Tajikistan control 90% of the global supply of antimony and the United States has no mined source. The Stibnite Gold Project has the only identified reserve of antimony in the United States (USGS, 2021) and could provide a responsible and secure domestic source to satisfy the growing demand from the defense and energy sectors.

Supplemental Draft Environmental Impact Statement Materials:

Individuals who wish to view the SDEIS have 75 days to submit their comments to the USFS. The document can be found in the Environmental Protection Agency EIS database filed under EIS number 20220154 and will be available on the USFS project page at https://www.fs.usda.gov/project/?project=50516. Additional information on the Project and Perpetua’s plans to redevelop and restore the site, reconnect salmon to their native spawning grounds, produce America’s only source of the critical mineral antimony and contribute to the economic success of Idaho can be found at www.PerpetuaResources.com. Comments on the SDEIS are due by January 10, 2023.

For further information about Perpetua Resources Corp., please contact:

Chris Fogg

Investor Relations Manager

chris.fogg@perpetuacorp.us

Info@perpetuacorp.us

Mckinsey Lyon

Vice President External Affairs

media@perpetua.us

Website: www.perpetuaresources.com

Responsible Mining. Critical Resources. Clean Future.

About Perpetua Resources and the Stibnite Gold Project

Perpetua Resources Corp., through its wholly owned subsidiaries, is focused on the exploration, site restoration and redevelopment of gold-antimony-silver deposits in the Stibnite-Yellow Pine district of central Idaho that are encompassed by the Stibnite Gold Project.  The Project is one of the highest-grade, open pit gold deposits in the United States and is designed to apply a modern, responsible mining approach to restore an abandoned mine site and produce both gold and the only mined source of antimony in the United States. Further advancing Perpetua Resources’ ESG and sustainable mining goals, the Project will be powered by the lowest carbon emissions grid in the nation and a portion of the antimony produced from the Project will be supplied to Ambri, a US-based company commercializing a low-cost liquid metal battery essential for the low-carbon energy transition.  In addition to the company’s commitments to transparency, accountability, environmental stewardship, safety and community engagement, Perpetua Resources adopted formal ESG commitments which can be found here.

Forward-Looking Information and Cautionary Note

Investors should be aware that the publication of the SDEIS and the identification by the USFS of the Modified Mine Plan as the Preferred Alternative does not indicate any commitments on the part of the USFS with regard to a final decision. In developing the Final Environmental Impact Statement (“FEIS”), the next phase of the NEPA planning process, the USFS may select various actions based on the Modified Mine Plan or each of the alternatives analyzed in the SDEIS. The SDEIS is subject to review and comment by the public through the public review period, which may be extended by the USFS in its sole discretion. In addition, statements contained in this news release that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding possible events, next steps and courses of action including environmental clean up actions by us and our contractors; our ability to comply with and obtain permits related to the Stibnite Gold Project; actions to be taken by the USFS, the State of Idaho and other government agencies and regulatory bodies; the timing of the public review period; predictions regarding improvements to water quality and other environmental conditions at the site, including with respect to process and timing of such improvements; reduction of the Project footprint and the anticipated benefits and other effects thereof; our ability to successfully implement the Project and the occurrence of the expected benefits from the Project, including contributions to the workforce, national security and clean energy transition; our and Ambri Inc.’s ability to perform under the supply agreement, which agreement is subject to certain conditions, including identification of one or more refiners to transform our antimony concentrate into antimony metal, and mutual agreement on certain material terms, including volume and pricing. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate", “expect” “plan”, “likely”, “believe”, “intend”, “forecast”, “project”, “estimate”, "potential", "could", "may", "will", "would" or “should”. In preparing the Forward-Looking Information in this news release, Perpetua Resources has applied several material assumptions, including, but not limited to, assumptions that the current exploration, development, environmental and other objectives concerning the Stibnite Gold Project can be achieved and that its other corporate activities will proceed as expected; that the review process under the NEPA (including any joint review process involving the USFS, the State of Idaho and other agencies and regulatory bodies) as well as the public review process and SDEIS will proceed in a timely manner and as expected; that we will be able to obtain sufficient funding to finance permitting, pre-construction and construction of the Project and that all requisite information will be available in a timely manner. Forward-Looking Information are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include changes in laws and regulations and changes in the application of standards pursuant to existing laws and regulations which may result in unforeseen results in the permitting process; uncertainty surrounding input to be received from regulators and community stakeholders; risks related to dependence on key personnel; risks related to unforeseen delays in the review process including availability of personnel from the USFS, State of Idaho and other stated, federal and local agencies and regulatory bodies (including, but not limited to, future US government shutdowns); risks related to opposition to the Project; risks related to increased or unexpected costs in operations or the permitting process; risks that necessary financing will be unavailable on acceptable terms, or at all; risks related to the outcome of litigation and potential for delay of the Project, as well as those factors discussed in Perpetua Resources' public filings with the U.S. Securities and Exchange Commission (the “SEC”) and its Canadian disclosure record. Although Perpetua Resources has attempted to identify important factors that could affect Perpetua Resources and may cause actual actions, events or results to differ materially from those described in Forward-Looking Information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that Forward-Looking Information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Information. For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, Perpetua Resources does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this news release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsible Mining. Critical Resources. Clean Future.

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